                       [DELTA GALIL INDUSTRIES LTD. LOGO]

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 19, 2006

                              --------------------

                                 PROXY STATEMENT

This Proxy Statement is furnished to the holders of Ordinary Shares, par value NIS 1.00 per share (the "Ordinary Shares") and to holders of American Depositary Receipts ("ADRs") evidencing American Depositary Shares (each representing one Ordinary Share) of Delta Galil Industries Ltd. in connection with an Annual General Meeting of Shareholders of the Company to be held at the Company's offices located at Beit Hatextile, 2 Kaufman St., Tel-Aviv, Israel on October 19, 2006, at 4:00 p.m. local time, and thereafter as it may be adjourned from time to time (the "Annual General Meeting" or the "Meeting"). Unless the context otherwise requires, references in this Proxy Statement to "Delta Galil", the "Company", "we", and "our" refer to Delta Galil Industries Ltd.

     At the Meeting the following resolutions will be proposed for adoption:

1.     To elect the  following  directors,  who are not external  directors:

       Dov Lautman, Isaac Dabah, Israel Baum, Gideon Chitayat, Aharon Dovrat, Harvey M. Krueger, Noam Lautman, Leah Perez, Dan Propper, and Arnon Tiberg.

2. To re-elect Mr. Giora Morag as an external director for an additional three-year term.

3. To re-elect Mr. Amnon Neubach as an external director for an additional three-year term.

4. To receive the Company's financial reports, for the year ended December 31, 2005.

5. To re-appoint Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as independent auditors of the Company for the year 2007 and to empower the board of directors of the Company to determine their compensation.

6.     To ratify the Company's 2006 Incentive Plan applicable to US employees.

PROXIES

        Holders of Ordinary Shares may vote their shares at the Meeting whether or not they attend by appointing "proxies" to vote on their behalf. A holder of Ordinary Shares may appoint a proxy by delivering an appointment of a proxy to the Company at least 24 hours prior to the Meeting. Holders of Ordinary Shares may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof, by filing with the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

        Holders of ADRs can vote by giving instructions to The Bank of New York, the depositary for the ADRs. A form of voting instruction card and a return envelope for the proxy are also enclosed. In order to be counted, the voting instruction card must be received by The Bank of New York by 5:00 p.m. New York Time on October 12, 2006. Upon the receipt of properly executed voting instructions in the form enclosed from a holder of ADRs, The Bank of New York will vote the Ordinary Shares represented by those ADRs in accordance with such instructions. Holders of ADRs may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof, by filing with The Bank of New York a written notice of revocation or a duly executed proxy bearing a later date.

        With respect to any ADRs for which The Bank of New York does not receive instructions, The Bank of New York will vote those ADRs in proportion to the votes cast by all shareholders.

        We know of no other matters to be submitted at the Meeting other than as specified in the Notice of General Meeting of Shareholders included with this Proxy Statement. If any other business is properly brought before the Meeting, however, it is the intention of the persons named as proxies to vote in respect thereof in accordance with their best judgment.

        We expect to mail this Proxy Statement to shareholders on or about September 19, 2006. All expenses of this solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, in person or by other means. Brokerage firms, nominees, fiduciaries and other custodians may be requested to forward proxy solicitation materials to the beneficial owners of our Ordinary Shares and ADRs held of record by such persons, and we will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith.

SHAREHOLDERS ENTITLED TO VOTE

        Only holders of record of Ordinary Shares (including Ordinary Shares represented by ADRs) at the close of business on September 19, 2006, are entitled to notice of and to vote at the Meeting. At the close of business on September 10, 2006, the Company had 18,700,878 outstanding Ordinary Shares (excluding 1,206,802 shares held by Delta Galil and 40,169 Ordinary Shares held by a trustee in connection with Delta's stock option plans). Neither the Company nor the trustee will vote these shares. Each Ordinary Share (including Ordinary Shares represented by ADRs) is entitled to one vote on each matter to be voted on at the Meeting. The votes of all shareholders voting on a matter are counted, and abstentions are not taken into account.

REQUIRED MAJORITY

        Other than Resolutions 2 and 3, each of the resolutions require the affirmative vote of at least a majority of the voting power represented at the Meeting in person or by proxy and voting on the matter presented for passage.

        Resolutions 2 and 3, regarding the re-election of external directors, require the vote of a majority of the shares represented in person or by proxy at the Meeting entitled to vote and who cast their vote on this resolution at the meeting, PROVIDED that either

        (1) the majority includes at least one-third of all of the votes of shareholders who do not control Delta Galil, or

        (2) the total number of opposing votes by shareholders who do not control Delta Galil does not exceed one percent (1%) of all the voting rights in Delta Galil.

        The lack of a required majority for the adoption of any resolution presented above will not affect the adoption of other resolutions for which the required majority was obtained.

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QUORUM

        The  quorum   required  for  the  Meeting   consists  of  at  least  two
shareholders present in person or by proxy who hold or represent, in the aggregate, at least one third (1/3) of the voting rights of the issued share capital of the Company. In the event that there is a lack of quorum, the meeting will be adjourned to the same day in the following week at the same time and place, or to such other time and place as the Company's board of directors may determine and notify the shareholders entitled to receive such a notice of such determination. If at the reconvened meeting a quorum is not present within one half-hour from the time set for holding the meeting, two shareholders present in person or by proxy will constitute a quorum, regardless of the number of shares represented.

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I.     PRINCIPAL SHAREHOLDERS
       ----------------------



        The following table sets forth stock ownership information (including all ordinary shares represented by ADRs) as of September 10, 2006, with respect to:


         1) Each person who is known by Delta Galil to be the beneficial owner of more than 5% of Delta Galil's outstanding ordinary shares; and

         2)   Directors and senior management (on an individual basis).

Except where otherwise indicated, Delta Galil believes, based on information furnished by such owners, that the beneficial owners of the ordinary shares listed below have sole investment and voting power with respect to such shares. The shareholders listed below do not have any different voting rights from any other shareholders of Delta Galil. Other than as disclosed below, none of Delta Galil's directors or senior managers beneficially owns 1% or more of Delta Galil's outstanding ordinary shares.


                                                          NUMBER OF                      PERCENT OF
                                                          ORDINARY SHARES                ORDINARY SHARES
         NAME                                             BENEFICIALLY OWNED             OUTSTANDING(1)
         ----                                             ------------------             -----------
         GMM Capital, LLC(2)                              5,323,793                      28.5%
         Dov Lautman(3)                                   4,644,993                      24.8%
         Menorah Holdings Ltd. (4)                        1,012,028                      5.4%
         Arnon Tiberg(5)                                  647,588                        3.5%
         Amior Vinocourt(6)                               63,501                         0.3%
         Aharon Dovrat                                    30,050                         0.16%
         Harvey Krueger                                   5,000                          0.03%
                                                          ---------------------------    ---------------------
         Officers and directors as a group (aggregate)    11,726,953                     62.7%

         _____________
         (1) Based on 18,700,878 ordinary shares outstanding, excluding 1,206,802 ordinary shares held by the Company and excluding 40,169 ordinary shares held by a trustee in connection with Delta Galil's stock option plans.

         (2) The sole member of GMM Capital, LLC is GMM Trust. The trustees of GMM Trust are Isaac Dabah, Ivette Dabah (Mr. Dabah's wife) and Donald Hecht.

         (3) Includes 3,264,336 shares held by Nichsei Adinoam Ltd. and 1,380,657 shares held by N.D.R.L. Investments (1998) Ltd., each of which is a company controlled by Dov Lautman. Noam Lautman is also a director of each of these companies.

         (4) Includes shares held by Menorah Holdings Ltd., as well as shares held by pension funds and provident funds affiliated with Menorah.

         (5) Includes 439,150 shares held by Ha'lakuach Ha'Neeman (65) Ltd., a company controlled by Mr. Tiberg and 58,438 held by Mr. Tiberg. Also includes vested options held by Mr. Tiberg to purchase 150,000 ordinary shares, as follows: Options to acquire 25,000 ordinary shares have an exercise price of $7.90 per share converted to NIS on the date of the exercise, are fully vested, and are exercisable until November 2006. Options to acquire an additional 50,000 ordinary shares have an exercise price of $21.07 per share converted to NIS on the date of the exercise, and are fully vested. Of these options, 25,000 are exercisable until August 2007 and 25,000 are exercisable until August 2008. Options to acquire an additional 100,000 Ordinary Shares have an exercise price of $9.00 per share converted to NIS on the date of the exercise. These options vest in equal tranches over four years commencing in November 2003, and expire three years after vesting. Of these 100,000 shares, 75,000 that have vested are included above.

          (6) Held through Vinocourt Achzakot Ltd., a company controlled by Mr. Vinocourt.


II.      SHAREHOLDERS AGREEMENTS
         -----------------------

         Dov Lautman, the Chairman of the Board of Directors of Delta Galil, and two companies through which he holds shares in Delta Galil, N.D.R.L. Investments (1998) Ltd. and Nichsei Adinoam Ltd., (collectively, the "Lautman Group"), have a shareholders agreement with GMM Capital.

         The shareholders agreement provides, among other things, that:

     o GMM Capital is entitled to nominate 30% of the members of Delta Galil's board of directors, excluding external directors, with fractions rounded up to the next whole number, and Mr. Lautman is entitled to nominate the remainder of the members of the board, excluding external directors;

     o Delta Galil may not issue, allot or grant options over or conversion rights into its unissued share capital without the prior consent of GMM Capital unless as part of a pro rata distribution of fully paid up bonus shares; and

     o New appointments of a chief executive officer of Delta Galil shall require the consent of GMM Capital.

     o The prior approval of GMM Capital and the Lautman Group shall be required for actions by Delta Galil or its subsidiaries with respect to
         (i) acquisitions, dispositions or licenses of assets or businesses, other than in the ordinary course of business consistent with past practice, involving consideration with a value of more than 5% of the total assets of the Company, (ii) public issuances or private placements of bonds or similar debt securities or the payment of dividends in any fiscal year in excess of 5% of the total consolidated assets of the Company, (iii) the approval of the annual capital expenditure budget of Delta Galil and any material modification thereof, if the aggregate amount contemplated by such capital expenditure budget to be spent exceeds certain pre-defined thresholds and (iv) any merger, consolidation, recapitalization or equivalent transaction involving Delta Galil (other than certain intercompany transactions) or the commencement of any bankruptcy or insolvency proceedings or liquidation or winding up of the Company; and

     o The approval of the annual operating budget of Delta Galil and any material modification thereof shall require the approval of a majority of the board of directors of Delta Galil.

         In addition, the Lautman Group and GMM Capital each granted the other a right to purchase any Delta Galil shares that the other party beneficially owns and proposes to sell to unaffiliated third parties.

         The term of the shareholders agreement will expire on the earlier to occur of: (i) the date on which GMM Capital holds less than 10% of the equity rights of Delta Galil and (ii) the date on which the Lautman Group hold less than 10% of the equity rights of the Company, provided that GMM Capital then owns at least 2.5 times the number of shares held by the Lautman Group.

         As of September 10, 2006, GMM Capital owned 28.5% and the Lautman Group owned 24.8% of the outstanding ordinary shares of Delta Galil.

         As of September 10, 2006, Delta Galil had 21 shareholders of record resident in the United States, accounting for 29.2% of the outstanding ordinary shares. One U.S. shareholder, GMM Capital, holds 28.5% of the outstanding ordinary shares.


III.     RESOLUTIONS
         -----------


RESOLUTION 1 - ELECTION OF DIRECTORS
               ---------------------

      At the Annual General Meeting, ten directors are to be elected, not including two external directors. Immediately following the Meeting, these directors will constitute the entire board of directors of Delta (except for two external directors).

      Unless otherwise instructed on the proxy card, it is the intention of the persons named in the proxy to vote for the election of the nominees named below, who currently (except Mrs. Leah Perez) serve as directors of Delta, each to hold office until the next Annual General Meeting of Shareholders and, unless any office is vacated earlier under any relevant provisions of the Articles of Association of Delta. Delta is unaware of any reason why any of the nominees, if elected, should be unable to serve as a director. If any of such nominees is unable to serve, the persons named in the proxy will vote the shares FOR the election of such other nominees as the board of directors of Delta may propose. All nominees listed below have advised the Chairman of the board of directors of Delta that they intend to serve as directors if elected. Other than Mrs. Leah Perez, each of the following persons currently serves as a director of Delta Galil.

         DOV LAUTMAN, 69, is the founder of Delta Galil and has served as the Chairman of the Board of Directors since 1975 and as President and Chief Executive Officer since February 2006. From 1975 to 1996, Mr. Lautman was the Chief Executive Officer of Delta Galil. From 1986 to 1993, Mr. Lautman served as President of the Manufacturers Association of Israel and as the Chairman of the Coordinating Bureau of Economic Organizations of Israel. From 1993 to 1995, Mr. Lautman was the Prime Minister's Special Emissary for Economic Development. Since May 2001, Mr. Lautman has served as the chairman of the executive council of Tel Aviv University.

         ISAAC DABAH, 48, has served as a Director of Delta Galil and as Vice-Chairman of Delta Galil's Board of Directors since November, 2005. He has been the Executive Director of GMM Capital LLC, one of our principal shareholders, since it was formed in January 2005. From 2003 to 2004, Mr. Dabah was CEO of the Denim Division of Jones Apparel Group, which included brands such as Gloria Vanderbilt, Polo Jeans, L.E.I. From 2002 to 2003, Mr. Dabah was CEO of Gloria Vanderbilt, a division of Jones Apparel Group. From 1993 to 2002, Mr. Dabah was CEO of Gloria Vanderbilt Apparel Corp.

         ISRAEL BAUM, 67, has served as a Director of Delta Galil since December 2005. He is currently an entrepreneur, and served as the chief executive officer of Litam Clothing Ltd., an Israeli apparel manufacturer, from 1994 to 2004. From 1998 to 2005 Mr. Baum served on the board of directors of Macpell Industries Ltd., an Israeli apparel company listed on the Tel Aviv Stock Exchange. Mr.

Baum holds a B.Sc. in Industrial Engineering and Management from Temple University in Philadelphia.


         GIDEON CHITAYAT, 66, has served as a director since November, 2005. He is the chairman of General Management and Business Strategy Consultant (GMBS) Ltd. and served as its President and Chief Executive Officer from 1985 until 2004. Dr. Chitayat has served as a consultant to chief executive officers and to chairmen of boards of directors of several leading Israeli companies and entities in diversified fields in Israel. His main area of consultancy is competitive strategy. Dr. Chitayat currently serves on the board of directors of Bank Hapoalim and Teva-Israel, a subsidiary of Teva Pharmaceutical Industries Ltd. Dr. Chitayat holds a Ph.D. and an M.A. in Business and Applied Economics from the Wharton School of the University of Pennsylvania, and a M.B.A. (with honors) and B.A. (in Economics) from the Hebrew University in Jerusalem. Dr. Chitayat has held numerous academic positions at leading business schools in the United States and Israel. Dr. Chitayat has published numerous articles and a book on corporate, boards of directors and business issues.

         AHARON DOVRAT, 75, has served as a Director of Delta Galil since December 1998. Mr. Dovrat is the chairman of Dovrat & Co. Mr. Dovrat serves as a Director of Cognifit Ltd., DS Polaris Ltd., and Solgood Communication Ltd. Until April 2005 Mr. Dovrat served as a Chairman of Isal Ltd. and as a Director of Technomatix Technologies Ltd. Until 2004 he served as a Chairman of Alvarion Ltd. . From 1992 to 1998.Mr. Dovrat was the chairman of the Dovrat, Shrem & Co. S.A., an investment banking firm established in 1991, as well as a Director of Domicar Ltd., Investment Company of Bank Hapoalim Ltd., Oshap Technologies Ltd. and Ordan Industries Ltd. Until 1991 Mr. Dovrat served as managing Director of Clal (Israel) Ltd., one of Israel's largest public investment companies.

         HARVEY M. KRUEGER, 77, has served as a Director of Delta Galil since August 1999. Mr. Krueger is Vice Chairman of Lehman Brothers and has been involved with that firm and Kuhn Loeb & Co., one of its constituent firms, since 1959. Mr. Krueger currently serves as a Director of Automatic Data Processing Inc., Chaus Inc., and is also Chairman of Stockton Partners Inc. In addition, Mr. Krueger is former Chairman of the Peres Center for Peace, former Chairman of Cooper-Hewitt National Design Museum and the Smithsonian Institution, former and honorary Chairman of the Hebrew University of Jerusalem, and a member of the Board of Directors of and Beth Israel Medical Center (NY) and Continuum Health Partners.

         NOAM LAUTMAN, 37, has been a Director of Delta Galil since October 2001. Mr. Lautman serves as a Director of Nasvax Ltd. (TASE: NSVX) and Collplant Ltd. Mr. Lautman served as Director for New Ventures and Strategic Business Planning at Teva Pharmaceutical Industries Ltd from 2002 to 2006. Mr. Lautman previously served in various managerial positions in several Israeli companies operating in the high-tech field. Mr. Lautman holds a B.Sc in Computer Science and Mathematics and an MBA from New York University. Mr. Lautman is the son of Dov Lautman, the Chairman of the Board of Directors of the Company and the Chief Executive Officer since February 2006.

         LEAH PEREZ, 57, has been the Head of the Fashion Design Department of Shenkar College of Engineering and Design since September 2006, and also held that position from 1994 to 2003. From 2003 to 2006 she served as Cultural Attache at the Israeli Embassy in Bogota, Colombia. Mrs. Perez has curated numerous art, design and fashion design shows around the world, and has published a number of articles on art. Mrs. Perez earned a B.A. in History of Art and History of the Western World from Haifa University and an M.A. in History of Art from Hebrew University in Jerusalem.

         DAN PROPPER, 65, has served as a Director of Delta Galil since 1986. Mr. Propper has been the Managing Director of the OSEM Group of Companies since 1981. Until June 1999, Mr. Propper was the President of the Manufacturers Association of Israel and Chairman of the Coordinating Bureau of Economic Organizations of Israel. Mr. Propper is also a member of the Board of Directors of Weizmann Institute and the Technion, Israel Institute of Technology, and Chairman of the Boards of Directors of various industrial companies.

         ARNON TIBERG, 62, has served as a Director of Delta Galil since March, 2006. He served as Delta Galil's President and Chief Executive Officer from 1996 until January 2006. Mr. Tiberg previously served as a Director of Delta Galil from 1990 until becoming the Chief Executive Officer in 1996. He is presently a Director of Nilit Ltd., Strauss-Elite Holding Ltd., Kali Insurance Agency Ltd., and The First International Bank of Israel Ltd. Mr. Tiberg is also a member of the Executive Council of the Association of Publicly Traded Companies (of The Tel Aviv Stock Exchange).



         Mr. Dabah, Mr. Chitayat and Mr. Baum are nominees of GMM Capital LLC, pursuant to a Shareholders Agreement between GMM Capital and the Lautman Group concerning the election of directors. See "Shareholders Agreements" above.

TERMS OF DIRECTORS

         Our directors, other than external directors, are elected at the Annual Shareholders Meeting to serve until our next annual meeting of Shareholders. Our Articles of Association provide that the directors may appoint additional directors (whether to fill a vacancy or to expand the board of directors). Our Articles of Association also provide that the board of directors may delegate all of its powers to committees of the board of directors as it deems appropriate.

RESOLUTION 1

At the meeting, it is proposed that the following resolution be adopted:

          "Resolved,   that  Dov  Lautman,  Isaac  Dabah,  Israel  Baum,  Gideon
          Chitayat, Aharon Dovrat, Harvey M. Krueger, Noam Lautman, Leah Perez, Dan Propper and Arnon Tiberg be elected as directors of the Company."

         UPON THE RECEIPT OF A PROPERLY SIGNED AND DATED PROXY, AND UNLESS OTHERWISE INSTRUCTED ON THE PROXY, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR ALL THE NOMINEES OF THE BOARD OF DIRECTORS.

RESOLUTION 2 - RE-ELECTION OF GIORA MORAG AS EXTERNAL DIRECTOR AND
               -----------------------------------------------

RESOLUTION 3 - RE-ELECTION OF AMNON NEUBACH AS EXTERNAL DIRECTOR
               -------------------------------------------------

      Under the Israeli Companies Law, public companies are required to elect two external directors who must meet specified standards of independence. The external directors may not have any economic relationship with Delta. External directors serve for three-year terms. External directors can be removed from office only by the same special majority vote of shareholders required to elect them, or by court order. External directors may be removed from office only if they cease to meet the statutory qualifications with respect to their appointment or if they violate their duty of loyalty to the company.

      If, when an external director is elected, all members of the board of directors of a company are of one gender, the external director to be elected must be of the other gender.

      Any committee of the board of directors must include at least one external director. An external director is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with his service.

      At the Meeting, it is proposed that the re-election of Mr. Amnon Neubach and Mr. Giora Morag for additional three-year terms as External Directors be considered and voted upon, without changing their compensation arrangements.

         GIORA MORAG, 61, has served as a director of Delta Galil since September 2003. Mr. Morag worked at Bank Hapoalim B.M., for 27 years, until 2002. Mr. Morag held a variety of managerial positions during his career, most recently as the General Manager of the bank's UK branches. From 1996 to 1999 Mr. Morag served as General Manager of American Israel Bank Ltd, a wholly owned subsidiary of Bank Hapoalim. Mr. Morag studied economics and political science at the Hebrew University in Jerusalem.

         AMNON NEUBACH, 61, has been an independent business consultant since 1997. From January 2001 until May 2003, Mr. Neubach served as the Chairman of the Board of Directors of Pelephone Communications Ltd., an Israeli mobile phone company. From 1995 to 1997, Mr. Neubach served as country advisor to Goldman Sachs in Israel, and from 1990 to 1994 he served as the Minister of Economic Affairs at the Israeli Embassy in Washington, D.C. Mr. Neubach serves as an external director of Mind CTI Ltd. (Nasdaq: MNDO), a software company, Aspen Building and Development Ltd. (TASE: ASBD), a real estate company, Leumi Card ( subsidiary of Bank Leumi in Israel Ltd.); and as a director of Direct Insurance
- IDI Ltd., a private Israeli insurance company. Mr. Neubach received a B.A. in economics and business administration and an M.A. in Economics from Bar-Ilan University.

RESOLUTION 2

       At the Meeting, it is proposed that the following resolution be adopted:

         "Resolved, that Mr. Giora Morag be re-elected as an external director of the Company for an additional three-year term, expiring September 30, 2009, without changing his compensation arrangements."

       UPON THE RECEIPT OF A PROPERLY SIGNED AND DATED PROXY AND UNLESS OTHERWISE INSTRUCTED ON THE PROXY, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL.

RESOLUTION 3

       At the Meeting, it is proposed that the following resolution be adopted:

         Resolved, that Mr. Amnon Neubach be re-elected as an external director of the Company for an additional three-year term, expiring December 16, 2009, without changing his compensation arrangements."

       UPON THE  RECEIPT  OF A  PROPERLY  SIGNED  AND  DATED  PROXY  AND  UNLESS
OTHERWISE

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

INSTRUCTED ON THE PROXY, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL.

RESOLUTION 4 - THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2005
               -------------------------------------------------------------

       Our board of directors recommends that the Shareholders receive and consider the Company's financial reports for the year ended December 31, 2005.

       At the meeting, it is proposed that the following resolution be adopted:

         "Resolved, that the shareholders of the Company receive the Company's financial reports for the year ended December 31, 2005."

       UPON RECEIPT OF A PROPERLY SIGNED AND DATED PROXY AND UNLESS OTHERWISE INSTRUCTED ON THE PROXY, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL.

RESOLUTION 5 - REAPPOINTMENT OF INDEPENDENT AUDITORS
               -------------------------------------

       Our board of directors recommend that the Shareholders reappoint the accounting firm of Kesselman & Kesselman, a member of PriceWaterhouseCoopers International Limited, as our independent auditors for the fiscal year ending December 31, 2007, and authorize the board of directors to determine their compensation. Kesselman & Kesselman has no relationship with us or with any of our affiliates, except as auditors.

       Israeli law allows the shareholders to delegate to the Board the authority to determine the auditors' compensation. The Sarbanes-Oxley Act and NASDAQ rules require Audit Committee approval of auditor engagement and compensation. The Board of Directors will decide on the auditor compensation following the prior approval of the Audit Committee.

       At the Meeting, it is proposed that the following resolution be adopted:

         "Resolved, that the Company re-appoint Kesselman & Kesselman, a member of PriceWaterhouseCoopers International Limited, as independent auditors of the Company for the year 2007, and that the board of directors of the Company be and it hereby is empowered to determine their compensation."

       UPON THE RECEIPT OF A PROPERLY SIGNED AND DATED PROXY AND UNLESS OTHERWISE INSTRUCTED ON THE PROXY, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL.

RESOLUTION 6 - RATIFICATION OF OPTION PLAN
               ---------------------------

       In May 2006, Delta Galil's Board of Directors adopted two new equity incentive plans. One plan, the 2006 Incentive Plan, is applicable to US employees, and the other is applicable to non-US employees. Although the rules of the Nasdaq Stock Market would ordinarily require shareholder approval of stock option plans, Nasdaq allows listed companies to rely instead on home country practice regarding such matters. Israeli law and practice would not require shareholder approval of stock option plans, unless options were being granted to directors or control persons.

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


       Delta Galil is seeking shareholders ratification of the 2006 Incentive Plan applicable to US employees in order to enable options granted under that plan to be treated as "incentive stock options" under US tax law. This treatment could have tax advantages for the recipient of the options, but one requirement for such treatment is that the plan receives shareholder approval within 12 months of adoption of the plan.

       The key features of the 2006 Incentive Plan are:

     o The maximum number of Shares that may be issued under this Plan is 300,000 Shares.

     o The maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during any calendar year is 150,000 Shares

     o Under the Plan, grants may be made in the form of options, stock appreciation rights, restricted stock, restricted stock units or performance awards.

     o The Board of Directors (or a committee of the Board) shall each have authority and discretion, subject to the provisions of the Plan, to administer the Plan and to determine the terms of all awards under the Plan, including the exercise price of options, the time or times at which awards are granted or vest, the number of shares covered by awards, whether or not an option shall be an "incentive stock option", any exceptions to nontransferability, and any performance goals applicable to awards

     o The exercise price of an option granted under this Plan may not be less than the fair market value of a share on the date of grant.

     o An Option shall not be exercisable after ten years from its date of grant.

At the Meeting, it is proposed that the following resolution be adopted:

         "Resolved, that the Company's 2006 Incentive Plan for US employees is hereby ratified and approved in all respects."

       UPON THE RECEIPT OF A PROPERLY SIGNED AND DATED PROXY AND UNLESS OTHERWISE INSTRUCTED ON THE PROXY, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSAL.


IV.    OTHER BUSINESS
       --------------

       The Meeting is called for the purposes set forth in the Notice accompanying this Proxy Statement. As of the date of the Notice, the board of directors knows of no business that will be presented for consideration at the Meeting other than the foregoing matters. If other matters not now known properly come before the Meeting, it is intended that the persons named as proxies or their substitutes will vote the shares in accordance with their best judgment with respect to such matters.

V.     ADDITIONAL INFORMATION
       ----------------------

       We are subject to the information reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, (the "Exchange Act") applicable to foreign private issuers and we fulfill the obligations with respect to those requirements by filing reports with U.S. Securities and Exchange Commission (the "SEC"). Our filings with the SEC may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public from the SEC's website at WWW.SEC.GOV.

       As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. The circulation of this proxy statement should not be taken as an admission that we are subject to those proxy rules.




                                            By order of the Board of Directors


                                            Yossi Hajaj
                                            Chief Financial Officer

                                            September 11, 2006


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